UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2015 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Suite 720, 789 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2
(Address of principal executive offices) (Zip Code)

(604) 669-6227
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On April 22, 2015, NOVAGOLD RESOURCES INC. (“NOVAGOLD”) issued a press release announcing the release of the second film in a four-part video series highlighting the people of the Yukon-Kuskokwim region (the “Y-K region”) of Alaska, their heritage and subsistence way-of-life, as well as the challenges that confront those living in a remote community.  NOVAGOLD’s flagship gold asset, Donlin Gold, is located in the Y-K region, and it is important to NOVAGOLD to help create a better understanding of the Y-K region and its people by sharing their heritage as explained in their own words.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1
Press release of NOVAGOLD RESOURCES INC. dated April 22, 2015 entitled “NOVAGOLD & Donlin Gold Share the Stories of People in Rural Communities in
Part Two of the Alaska Video Series: Subsistence Way of Life.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2015	NOVAGOLD RESOURCES INC.

	By:	/s/ David Ottewell
David Ottewell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Press release of NOVAGOLD RESOURCES INC. dated April 22, 2015 entitled “NOVAGOLD & Donlin Gold Share the Stories of People in Rural Communities in Part Two of the Alaska Video Series: Subsistence Way of Life.”